State of Delaware

Office of the Secretary of State
_________________________

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "LSB INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF NOVEMBER, A.D. 2001, AT 2:30 O'CLOCK P.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

                                                                                                    /s/ Harriet Smith Windsor
                                                                                                  Harriet Smith Windsor, Secretary of State

0833781  8100                                                                                 AUTHENTICATION:  1449949

010580186                                                                                                              DATE:  11-15-01

CERTIFICATE OF DESIGNATIONS
OF
LSB INDUSTRIES, INC.

          LSB Industries, Inc. (the "Corporation" or "LSB"), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, that the following resolutions relating to the issuance of a new series of Class C Preferred Stock, no par value, of the Corporation consisting of 1,000,000 shares were duly adopted by a Special Committee of the members of the Board of Directors of the Corporation at a meeting held on October 9, 2001, pursuant to resolutions of the whole Board of Directors of the Corporation.

               RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of LSB Industries, Inc. ("LSB" or the "Corporation") by the provisions of the Restated Certificate of Incorporation of LSB, the Board of Directors of LSB
               does hereby create, and LSB may issue, pursuant to the terms of the Agreement, dated October 18, 2001, between LSB, Prime Financial Corporation, an Oklahoma corporation ("Prime") and a wholly owned subsidiary of LSB, and Stillwater National
               Bank and Trust Company ("Stillwater Bank") (the "Agreement"), from LSB's Class
               C Preferred Stock, no par value, a new series consisting of 1,000,000 shares designated as "Series D 6% Cumulative, Convertible Class C Preferred Stock,"
               no par value, and hereby fixes the designations, preferences, rights and privileges of such Series D 6% Cumulative, Convertible Class C Preferred Stock and the
               qualifications, limitations or restrictions thereof, as follows:

               1.     Designation. The shares of this series of Class C Preferred Stock shall be designated as "Series D 6% Cumulative, Convertible Class C Preferred Stock"
               (hereinafter called "Series D Preferred Stock"), having no par value, with said
               Series D Preferred Stock to consist of one million (1,000,000) shares.

               2.     Dividends; Cumulative. The holders of shares of the Series D Preferred Stock shall be entitled to receive cash dividends, but only when, as and if declared by the
               Board of Directors of LSB, in a manner as permitted by law, at the rate of six percent

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 P.M. 11/15/2001
010580186 - 0833781

               (6%) per annum of the Liquidation Preference (as defined below) of such Series D
               Preferred Stock and no more, payable annually on such date in each year as shall be fixed by the Board of Directors of LSB ("Cash Dividends").

                    If Cash Dividends on the Series D Preferred Stock for any year shall not have been paid or set apart in full for the Series D Preferred Stock, the aggregate deficiency shall be cumulative and shall be paid or set apart for payment before any dividends shall be paid upon or set apart for payment for any class of common stock of LSB (other than a dividend payable in common stock of LSB).

                    Any accumulation of dividends on the Series D Preferred Stock shall not bear interest.
               The holders of Series D Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends provided for in this paragraph 2.

                     Cash Dividends on Series D Preferred Stock shall be declared if, when and as the
               Board of Directors shall in their sole discretion deem advisable, and only from the net profits or surplus of the Corporation, in a manner as permitted by law as such shall be fixed and determined by the said Board of Directors. The determination of the Board of Directors at any time of the amount of net profits or surplus available for a Cash Dividend shall be binding and conclusive on the holders of all the Series D Preferred Stock of the
               Corporation at the time outstanding.

                     Except as otherwise provided in the last paragraph of this Section 2, when dividends are not paid in full upon the shares of this Series D Preferred Stock and any other preferred stock of LSB ranking on a parity as to dividends with this Series D Preferred Stock, all dividends declared upon shares of this Series D Preferred Stock and any other preferred stock of LSB ranking on a parity as to dividends with Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on this Series D
               Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series D Preferred Stock and such other preferred stock bear to each other; provided, however, that dividends on preferred stock that provides for non-cumulative dividends shall be entitled to participate, and shall rank on a parity, to the extent of dividends due in the then current period for which such dividends are paid. Holders of share of Series D Preferred

               Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends, as herein provided, on this Series
               D Preferred Stock. No interest or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series D
               Preferred Stock which may be in arrears.

                    Notwithstanding anything herein to the contrary, if at any time any dividend on LSB's then outstanding $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2
               ($3.25 Preferred") shall be in default, in whole or in part, then no dividend shall be paid or declared and set apart for payment on the Series D Preferred Stock unless and until all cumulative accrued and unpaid dividends with respect to such $3.25 Preferred shall have been paid or declared and set apart for payment.

               3.     No Preemptive Rights. No holder of the Series D Preferred Stock shall have any preemptive rights. No holder of the Series D Preferred Stock shall be entitled to purchase or subscribe for any part of the unissued stock of LSB or of any stock of LSB to be issued by reason of any increase of the authorized capital stock of LSB, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of LSB or to purchase or subscribe for any stock of LSB purchased by LSB or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Delaware.

               4.     Preference on Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of LSB, or any reduction in its capital resulting in any distribution of assets to its stockholders, the holders of the Series D Preferred Stock shall be entitled to receive in cash out of the assets of LSB, whether from capital or from earnings, available for distribution to its stockholders, before any amount shall be paid to the holders of the common stock of LSB, the sum of One and No/100 Dollar ($1.00), per share ("Liquidation
               Preference"), plus an amount equal to all accumulated and unpaid Cash Dividends thereon as of the date fixed for payment of such distributive amount. The purchase or redemption by
               LSB of stock of any class, in any manner permitted by law, shall not for the purpose of this paragraph be regarded as a liquidation, dissolution or winding up of LSB or as a reduction of its capital. Neither the consolidation nor merger of LSB with or into any other corporation or corporations, nor the sale or transfer by LSB of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of LSB for the purpose of this paragraph. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction of capital shall not be deemed to be a distribution resulting from such reduction in capital. No holders of Series D Preferred Stock shall be entitled to receive or participate in any amounts with respect thereto upon any liquidation, dissolution or winding up of LSB other than the amounts provided for in this paragraph. If, in the event of any such liquidation, dissolution or winding up of LSB, there shall be shares of more than one class or series of preferred stock outstanding, and such other class or classes or series of preferred stock by their terms have a parity with the Series D Preferred Stock, and in such event there shall be assets distributable upon all shares of the Series D Preferred Stock and of such other classes or series of preferred stock in an amount less than the amount of which the holders thereof are entitled, then any amount available to be paid upon all such shares of preferred stock (including the Series D Preferred Stock) shall be divided among said classes or series of preferred stock in proportion to the aggregate amounts which would have been paid to the holders of the shares of each class or series had they received payment in the full amount to which they would be entitled in such event.

               5.  Voting Rights. Subject to the provisions of this paragraph 5, at every meeting of stockholders of LSB each holder of the Series D Preferred Stock shall be entitled to one
               (1) vote for each share of Series D Preferred Stock held of record in his, her or its name on all matters submitted to a vote of the stockholders of LSB. The Series D Preferred
               Stock, the Common Stock (as defined below) of LSB, LSB's Series B 12% Cumulative,
               Convertible Preferred Stock, par value $100.00 per share, and LSB's Series of Convertible
               Non-Cumulative Preferred Stock, par value $100.00 per share, shall vote together as one class.

               6.  Conversion Privileges. Subject to the terms of this paragraph 6, the holder of record of any share or shares of Series D Preferred Stock shall have the right at any time, at his, her or its option and election, to convert four (4) shares of Series D Preferred Stock into one (1) share of LSB common stock, par value $0.10 per share ("Common
               Stock"), (equivalent to a conversion price of $4.00 per share of LSB Common Stock)
               on the following terms and conditions:

                    (a)     LSB shall at the time of such conversion pay to the holder of record of any share or shares of Series D Preferred Stock any accrued but unpaid dividends on said Series D
             Preferred Stock so surrendered for conversion, except: (i) as otherwise limited by law or by any agreement or instrument to which LSB is a party or may be bound by (including, but not limited to, this Certificate of Designations), and (ii) that the amount of the dividend paid for the then current annual dividend period in which such conversion occurs shall be pro-
             rated for that portion of such year that has elapsed prior to the time the holder of such share or shares of Series D Preferred Stock exercises his, her or its rights of conversion. If
             LSB is limited by law from paying such accrued but unpaid dividends, in whole or in part, on the share or shares of Series D Preferred Stock surrendered for conversion at the time such are surrendered for conversion, then LSB shall only be required to pay that amount of such accrued but unpaid dividends as allowed by such law at the time of such conversion and no more. If LSB is limited under any agreement (including, but not limited to, this
             Certificate of Designations) from paying such accrued but unpaid dividends, in whole or in part, on the share or shares of Series D Preferred Stock surrendered for conversion at the time such are surrendered for conversion, then LSB shall pay to the holder of record thereof that portion of such accrued but unpaid dividends that LSB is unable to pay on such share or shares of Series D Preferred Stock at the time such are surrendered for conversion due to said agreement ("Unpaid Dividends") when LSB is no longer prohibited from paying such
             Unpaid Dividends under an agreement and prior to any dividends being paid upon or set apart for payment for any class of Common Stock of LSB (other than a dividend payable in Common Stock of LSB); and in connection therewith, LSB and such holder shall, at the time of such conversion, enter into a separate contract, the terms of which are to be satisfactory to LSB and such holder, evidencing LSB's obligation to pay to the holder thereof the Unpaid Dividends (without interest) after such conversion when LSB is no longer prohibited from paying such under an agreement and prior to any dividends being paid upon or set apart for payment for any class of Common Stock of LSB (other than a dividend payable in Common Stock of LSB).

                  (b)     In the event that LSB shall (i) pay to the holders of its Common Stock a stock dividend payable in its Common Stock, the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be proportionately adjusted, effective as of the date of payment of such stock dividend; or (ii) have a stock split, reclassification,

             recapitalization, combination of outstanding shares or similar corporate rearrangement (other than a stock dividend which is provided for in (i) above), without any consideration therefor being received by LSB, increasing or decreasing the number of shares of LSB's Common
             Stock, the number of shares of Common Stock issuable upon conversion of the Series D
             Preferred Stock shall be proportionately increased or decreased, effective as of the date of the payment of or happening of such event; or (iii) be consolidated with or merge into another corporation, in which LSB is the non-surviving corporation, or sell all or substantially all of LSB's assets as an entirety under one plan or arrangement to another corporation and such consolidation, merger or sale shall be effected in such a way that holders of LSB's Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then after the effective date of such consolidation, merger or sale each share of Series D Preferred Stock shall be convertible into (in lieu of LSB Common Stock) the number of shares of stock or other securities or assets to which such holder of the Series D Preferred Stock would have been entitled to upon such consummation as if the holder of the Series D
             Preferred Stock had so exercised his, her or its right of conversion under such Series
             D Preferred Stock immediately prior to such consolidation, merger or sale, and LSB shall make lawful provision therefor as part of such consolidation, merger or sale.

                  (c)     LSB shall not be required to issue any fraction of a share of Common Stock upon any conversion, but (i) may deliver scrip therefor, which shall not entitle the bearer thereof to vote, or to receive dividends or to any other or further right or interest, except to convert the same in amounts aggregating one or more whole shares of LSB Common
             Stock at any time within a period, fixed by the Board of Directors of LSB, which shall be stated in the scrip, or (ii) may pay in cash therefor an amount equal to the same fraction of the fair market value of a full share of LSB Common Stock. For such purpose of determining the fair market value of LSB Common Stock, the fair market value of a share of LSB Common Stock, shall be the last recorded sale price of such a share of LSB
             Common Stock on a national securities exchange on the day immediately preceding the date upon which such Series D Preferred Stock is surrendered for conversion or, if there be no recorded sale price on such day, the last quoted bid price per share of LSB
             Common Stock on such exchange at the close of trading on such date. If LSB Common
             Stock shall not be at the time dealt in on a national security exchange, such fair market value of LSB Common Stock shall be the prevailing market value of such Common Stock on any other securities exchange or in the open market, as determined by LSB, which determination shall be conclusive.

                  (d)     Any holder of a share or shares of Series D Preferred Stock desiring to convert such Series D Preferred Stock into Common Stock of LSB shall surrender the certificate or certificate representing the share or shares of Series D Preferred Stock so to be converted, duly endorsed to LSB in blank, with the signature of said endorsement guaranteed by a national bank or investment banking firm, at the principal office of LSB (or such other place as may be designated by LSB), and shall give written notice to LSB at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

                 (e)     The issuance of certificates for shares of Common Stock upon conversion of the
           Series D Preferred Stock shall be made without charge for tax in respect of such issuance;
           however, if any certificate is to be issued in any name other than that of the holder of record of the Series D Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to LSB the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of LSB that such tax has been paid or is not due and payable.

           7.    Redemption. There shall be no mandatory or optional redemption rights with respect to the Series D Preferred Stock.

           8.    Status of Reacquired Shares. Shares of the Series D Preferred Stock which have been issued and reacquired in any manner (until LSB elects to retire them) shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Class C Preferred Stock of LSB undesignated as to series and may be redesignated and reissued.

           9.    Priority.  (a) For purposes of this resolution, any stock of any class or series of LSB shall be deemed to rank:

                        (i)  Prior or senior to the shares of this Series D Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of LSB, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series D Preferred Stock;

                        (ii)  On a parity with or equal to shares of this Series D Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series D Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of LSB, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this
                  Series D Preferred Stock; and

                        (iii)  Junior to shares of this Series D Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series D Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

          10.    Miscellaneous. The shares of the Series D Preferred Stock shall not be subject to the operation of or to the benefit of any retirement or sinking fund. The shares of the Series D
          Preferred Stock shall not have any other relative, participating, optional or other rights and powers not set forth above.

          IN WITNESS WHEREOF, this Corporation has caused this Certificate of Designations to be signed and attested by its duly authorized officers this 18th day of October, 2001.

                                                                             LSB INDUSTRIES, INC.

                                                                             By:   /s/ Jack E. Golsen
                                                                                   Jack E. Golsen, President

   /s/ David M. Shear
David M. Shear, Secretary